Exhibit Filing Fees

Calculation of Filing Fee Tables

Form F-1
(Form Type)

Aleph Group, Inc
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)(2)	Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee(3)
Fees to Be Paid	Equity	Class A common shares, par value U.S.$ per share	Rule 457(o)		U.S.$	U.S.$	100,000,000	U.S.$	0.00927	U.S.$	9,270
	Total Offering Amounts									U.S.$
	Total Fees Previously Paid									–
	Total Fee Offsets									–
	Net Fee Due									U.S.$	9,270

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)	Includes Class A common shares to be sold by us and the selling shareholders.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, based on an estimate of the proposed maximum aggregate offering price.

(4)	Includes Class A common shares to be sold upon the exercise of the underwriters’ option to purchase additional shares. See “Underwriting.”

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectuses

N/A